As filed with the Securities and Exchange Commission on January 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Optimer Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0830300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, California 92121

(Address of Principal Executive Offices)

2006 Equity Incentive Plan

Employee Stock Purchase Plan

 (Full title of the plans)

Pedro Lichtinger

President and Chief Executive Officer
Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Road, Suite C
San Diego, CA 92121
(858) 909-0736

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Prunty Kurt M. Hartman, Esq. Optimer Pharmaceuticals, Inc. 10110 Sorrento Valley Road, Suite C San Diego, CA 92121 (858) 909-0736	Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2006 Equity Incentive Plan Common Stock (par value $0.001)	750,000 shares	(3)	$12.57	$9,427,500	$1,081
Employee Stock Purchase Plan Common Stock (par value $0.001)	300,000 shares	(4)	$12.57	$3,771,000	$433

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on January 18, 2012, as reported on the Nasdaq Global Select Market.

(3)

Represents 750,000 shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2006 Equity Incentive Plan (the “2006 EIP”) on January 1, 2012 pursuant to an “evergreen” provision contained in the 2006 EIP. Pursuant to such provision, on January 1st of each year, the number of shares authorized for issuance under the 2006 EIP is automatically increased by a number equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) 750,000 shares of Common Stock or (iii) a lesser number of shares of Common Stock that may be determined by the Registrant’s Board of Directors.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s Employee Stock Purchase Plan (the “ESPP”) on January 1, 2012 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each year, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) 3% of the aggregate number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) 300,000 shares of Common Stock, or (iii) a lesser number of shares that may be determined by the Registrant’s Board of Directors.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS
ON FORM S-8 NOS. 333-140739, 333-157897, 333-171645, 333-173442 AND 333-174836

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2006 EIP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 15, 2007 (File No. 333-140739), March 13, 2009 (File No. 333-157897), January 11, 2011 (File No. 333-171645), April 12, 2011 (File No. 333-173442) and June 10, 2011 (File No. 333-174836) and of its Common Stock for issuance under the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 15, 2007 (File No. 333-140739) and March 13, 2009 (File No. 333-157897).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.   Exhibits.

Exhibit Number		Description of Document

4.1	(1)	Certificate of Incorporation of Optimer Pharmaceuticals, Inc. as amended and restated.
4.2	(2)	Bylaws of Optimer Pharmaceuticals, Inc., as amended and restated.
4.3	(3)	Common Stock Certificate of Optimer Pharmaceuticals, Inc.
5.1		Opinion of Cooley LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to the signature page hereto.

(1)	Filed with Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007.
(2)	Filed with Registrant’s Current Report on Form 8-K on September 18, 2007.
(3)	Filed with Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 23rd day of January, 2012.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ PEDRO LICHTINGER

Pedro Lichtinger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pedro Lichtinger and John D. Prunty, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PEDRO LICHTINGER	President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2012
Pedro Lichtinger

/s/ JOHN D. PRUNTY	Chief Financial Officer, Senior Vice President, Finance and Secretary (Principal Accounting and Financial Officer)	January 23, 2012
John D. Prunty

/s/ MICHAEL N. CHANG	Chairman of the Board of Directors	January 23, 2012
Michael N. Chang

/s/ ANTHONY E. ALTIG	Director	January 23, 2012
Anthony E. Altig

/s/ MARK AUERBACH	Director	January 23, 2012
Mark Auerbach

/s/ JOSEPH Y. CHANG	Director	January 23, 2012
Joseph Y. Chang

/s/ PETER E. GREBOW	Director	January 23, 2012
Peter E. Grebow

/s/ HENRY A. MCKINNELL	Director	January 23, 2012
Henry A. McKinnell

/s/ ROBERT L. ZERBE	Director	January 23, 2012
Robert L. Zerbe

EXHIBIT INDEX

Exhibit Number		Description of Document

4.1	(1)	Certificate of Incorporation of Optimer Pharmaceuticals, Inc. as amended and restated.
4.2	(2)	Bylaws of Optimer Pharmaceuticals, Inc., as amended and restated.
4.3	(3)	Common Stock Certificate of Optimer Pharmaceuticals, Inc.
5.1		Opinion of Cooley LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to the signature page hereto.

(1)	Filed with Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007.
(2)	Filed with Registrant’s Current Report on Form 8-K on September 18, 2007.
(3)	Filed with Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007.